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Exhibit 23.2

NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP

        The Company's 87% owned subsidiary C.A. la Electricidad de Caracas and Corporacion EDC, C.A. and its subsidiaries ("EDC") dismissed Porta, Cachafeiro, Laria y Asociados ("Porta"), a foreign affiliate of Arthur Andersen LLP ("Arthur Anderson"), as its independent auditors, effective December 20, 2002. For additional information, see the Company's Current Report on Form 8-K dated, December 20, 2002. After reasonable efforts, the Company has been unable to obtain Porta's written consent to the inclusion of Porta's accountant's report on the financial position and results of operations of EDC as of December 31, 2001 and 2000 and the results of EDC's operations and cash flows for the year ended December 31, 2001 and the period from June 1 through December 31, 2000, in this Annual Report on Form 10-K, which is incorporated by reference into the Company's registration statements on Form S-8 Nos. 33-49262, 333-26225, 333-28883, 333-28885, 333-38535, 333-30352, 333-57482, 333-66954, 333-66952, 333-84008, 333-83574, 333-82306, 33-397707, on Form S-3/A Nos. 333-83767, 333-38924, 333-40870, 333-44698, 333-46564, on Form S-3 No. 333-64572, and on Form S-4/A No. 333-45916 (the "Registration Statements"). Under these circumstances, Rule 437(a) under the Securities Act permits the Company to file this Annual Report on Form 10-K, which is incorporated by reference into the Registration Statements, without Porta's written consent. Because Porta has not consented to the inclusion of its report in this Annual Report on Form 10-K, which is incorporated by reference in the Registration Statements, you may have no effective remedy against Porta under Section 11 of the Securities Act for any untrue statements of a material fact contained in the financial statements audited by Porta, or any omissions to state a material fact required to be stated therein. In addition, the ability of Porta to satisfy any claims (including claims arising from its provision of auditing and other services to EDC) may be limited as a practical matter due to the recent events regarding Arthur Andersen and Porta, as its foreign affiliate.

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  Exhibit 23.2
NOTICE REGARDING CONSENT OF ARTHUR ANDERSEN LLP